Exhibit 99.1

Contact:

Grant Fitzwilliam, CFO - (305) 375-8005 or gfitzwilliam@answerthink.com

Answerthink Announces Fourth Quarter Results

•	Q4 revenues grow 25%, excluding REL acquisition driven by Business Intelligence and Hackett Group growth of 43% and 28% respectively.

•	Revenues exceed guidance and Pro forma EPS in line with guidance.

MIAMI, FL, February 21, 2006 – Answerthink, Inc. (Nasdaq: ANSR), a strategic business advisory and technology consulting firm, today announced its financial results for the fourth quarter ended December 30, 2005.

Fourth quarter revenue was $44.7 million, a 33% increase compared to the fourth quarter of 2004. Diluted loss per share was $0.01, and includes restructuring costs of $0.04 per diluted share, related to the consolidation of facilities and related exit costs. This compares to a diluted loss per share of $0.02 in the fourth quarter of 2004. The fourth quarter 2005 results include $2.5 million of revenue attributable to the REL Consultancy Group Limited acquisition which closed on November 29, 2005.

Pro forma diluted earnings per share were $0.04, compared to $0.01 in the fourth quarter of 2004. The fourth quarter 2005 results include a pro forma loss of $240,000 attributable to the REL acquisition. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

For fiscal year 2005, revenues were $163.3 million, a 14% increase from $143.5 million in fiscal year 2004. Diluted earnings per share were $0.03, compared to a diluted loss per share of $0.00 for fiscal year 2004. The 2005 and 2004 results included restructuring costs of $0.06 and $0.08 per diluted share, respectively.

The Company’s cash balances, including restricted cash and marketable investments, were $32.3 million at the end of the fourth quarter of 2005. During the quarter, approximately $21.5 million was paid to close the REL acquisition which was partially offset by cash flows from operations of $10.1 million and REL cash balances of $4.1 million. During the quarter, the Company did not repurchase any shares of the Company’s common stock. As of the end of the fourth quarter of 2005, $7.9 million remained available under the Company’s share repurchase program authorization.

“Throughout the year we continued the transformation of our business model to fully leverage our best practice intellectual capital to uniquely guide our clients’ pursuit of world class performance,” said Answerthink Chairman and CEO Ted A. Fernandez. “To supplement this, our Q4 acquisition of REL Consultancy is now enabling us to expand the scope of our offerings into working capital management, and also offering us opportunities to penetrate new markets abroad. We are excited to see our clients react so positively to our unique data-driven insight and to see that progress across all of our offerings and also reflected in our financial results”.

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Based on the current economic outlook, the Company estimates total revenues for the first quarter of 2006 to be in the range of $48.0 million to $51.0 million. The Company also estimates pro forma diluted earnings per share to be in the range of $0.04 to $0.06.

Other Highlights

REL Consulting Acquisition – Answerthink acquired the REL Consultancy Group Limited, a global leader in generating cash improvements from working capital and enterprise operations. REL is a UK-based advisory services organization that over the last 30 years has developed the premier global brand in working capital management advisory services. REL has enabled clients in more than 60 countries to free up over $25 billion through working capital optimization in the last 10 years alone. REL’s offerings are now part of the offering portfolio of The Hackett Group.

2005 Enterprise Book of Numbers© Analysis – The Hackett Group released its 2005 Enterprise Complexity Book of Numbers covering four major functional areas: finance, IT, procurement, and HR. A sample of key findings follows. Hackett found that finance costs at typical companies rose by 18 percent over the past two years, in part due to increased compliance-related costs. This was the first time in Hackett’s 14-year history of benchmarking that finance costs have risen for typical companies. In IT, Hackett found that world-class organizations now spend 10 percent more than typical companies, and have fully-loaded IT wage rates that are 32 percent higher than their peers. This represented the first time in recent years that world-class IT organizations have spent more than typical companies. In procurement, Hackett’s Book of Numbers research found that world-class organizations generate 133 percent greater return on their investment in procurement than typical companies, driving an additional $3.6 million to their companies’ bottom line for every $1 million in procurement operations costs. Finally, in HR, Hackett found that at typical companies, HR outsourcing leads to higher costs in most cases, despite the fact that world-class HR organizations rely on selective outsourcing to reduce costs in highly repetitive transaction-oriented areas.

Representative Client Engagements

Comprehensive World-Class Program for European Home Care Products Company – This client is continuing its drive towards world-class SG&A performance by commissioning a multi-year benchmarking program. The findings from the SG&A benchmarks will be integrated with the results of IT and finance benchmarks previously performed. In addition, the contract enables us to support best practices implementation efforts in Europe, Latin America, and the Asia-Pacific region.

Global AR System Implementation for Global Air Courier Company – This client has expanded its existing relationship for design and implementation of an Oracle accounts receivable and billing application. This program will be rolled out over the next three years and builds on our previous support of the company’s finance best practices implementation program.

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Business Transformation Support for Global Packaging Company – This client selected Hackett to lead a comprehensive transformation effort of their global shared services operations for all SG&A functions. The work will include across-the-board integration of Hackett best practices. Last year, in preparation for the launch of this transformation activity, this client contracted for an SG&A benchmark and membership in four Executive Advisory Programs. The company is seeking to reduce costs and also establish an infrastructure that can be scaled to address its organic and acquisition growth strategies.

Hyperion Implementation for Japanese Auto Manufacturer – This company expanded its contract to implement Hyperion Planning for its North American operations. Under the new contract, we will implement Hyperion Planning at the business unit level within the company, enabling its use by their sales & marketing and manufacturing organizations. The company’s goal is to use Hyperion Planning as its standard budgeting and forecasting system during the upcoming budgeting cycle.

Procurement Transformation Support for Home Mortgage Financing Provider – We were selected to guide and facilitate the procurement transformation efforts using Hackett-best practices, governance enhancement, skills analysis, and best practice implementation support. The goal is to improve the overall level of service being provided by the procurement organization to its internal and external clients.

Multi-Year SG&A Benchmark for European Food Packaging Company – This client contracted with Hackett for a World-Class Program that includes a multi-year benchmarking and transformation program which will be continuously supported by the research and advisory access provided across several Executive Advisory Programs. The company has grown significantly through acquisition, and senior leadership is seeking Hackett’s guidance as it builds business cases for standardizing on best practices throughout the enterprise.

Answerthink will host a conference call and webcast at 5 pm today to discuss fourth quarter earnings results and outlook. The number for the conference call is (800) 857-4830 and (210) 839-8500 for international callers (Passcode: Fourth Quarter, Leader: Ted A. Fernandez).

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. EST on Tuesday, February 21, 2006 and will run through 5:00 P.M. EST on Tuesday, March 7, 2006. To access the rebroadcast, dial (888) 568-0884.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. EST on Tuesday, February 21, 2006 and will run through 5:00 P.M. EST on Tuesday, March 7, 2006. To access the call visit http://www.answerthink.com or http://www.streetevents.com.

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About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), a strategic advisory firm and an Answerthink company, is a world leader in best practice research, benchmarking, business transformation and working capital management services that empirically define and enable world-class enterprise performance. The foundation of Hackett’s services is a proprietary database of Hackett-Certified™ Practices, approaches that correlate with superior performance. Only The Hackett Group empirically defines world-class performance in sales, general and administrative (SG&A) and supply chain activities with analysis gained through 3,400 benchmark studies over 14 years at 2,000 of the world’s leading companies. Hackett clients comprise 96 percent of the Dow Jones Industrials, 77 percent of the Fortune 100 and 92 percent of the Dow Jones Global Titans Index.

From the 2005 acquisition of REL Consultancy Group, a global leader in generating cash improvement from working capital, Hackett offers Total Working Capital Management services to liberate cash flow from operations through improved working capital, reduced costs and increased service quality. REL has enabled clients in more than 60 countries free up over $25 billion through working capital optimization in the last 10 years alone.

# # #

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause Answerthink’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of the products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our transformation advisory product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Year Ended
	December 30, 2005	December 31, 2004	December 30, 2005	December 31, 2004
Revenues:
Revenues before reimbursements	$39,904	$30,446	$146,693	$129,339
Reimbursements	4,837	3,232	16,625	14,208

Total revenues	44,741	33,678	163,318	143,547

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	22,392	18,398	82,631	75,774
Reimbursable expenses	4,837	3,232	16,625	14,208

Total project personnel and expenses	27,229	21,630	99,256	89,982
Selling, general and administrative expenses	15,163	12,369	57,201	48,491
Restructuring costs	1,789	—	2,923	3,749
Stock compensation expense	1,202	430	3,392	2,321

Total costs and operating expenses	45,383	34,429	162,772	144,543

Income (loss) from operations	(642)	(751)	546	(996)
Other income (expense):
Interest income	238	296	1,168	866
Interest expense	(27)	(24)	(79)	(64)

Income (loss) before income taxes and income from discontinued operations	(431)	(479)	1,635	(194)
Income taxes	(161)	251	(6)	324

Income (loss) from continuing operations	(270)	(730)	1,641	(518)
Income from discontinued operations	—	—	—	370

Net income (loss)	$(270)	$(730)	$1,641	$(148)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$(0.01)	$(0.02)	$0.04	$(0.01)
Income from discontinued operations	$—	$—	$—	$0.01
Net income (loss) per common share	$(0.01)	$(0.02)	$0.04	$(0.00)
Weighted average common shares outstanding	44,163	43,471	43,575	44,188

Diluted net income (loss) per common share (1):
Income (loss) from continuing operations	$(0.01)	$(0.02)	$0.03	$(0.01)
Income from discontinued operations	$—	$—	$—	$0.01
Net income (loss) per common share	$(0.01)	$(0.02)	$0.03	$(0.00)
Weighted average common and common equivalent shares outstanding	44,163	43,471	47,073	44,188

Pro forma data (2):
Income (loss) before income taxes and income from discontinued operations	$(431)	$(479)	$1,635	$(194)
Restructuring costs	1,789	—	2,923	3,749
Stock compensation expense	1,202	430	3,392	2,321
Amortization of intangible assets	562	604	1,801	1,975

Pro forma income before income taxes	3,122	555	9,751	7,851
Pro forma income taxes	1,249	223	3,900	3,141

Pro forma net income	$1,873	$332	$5,851	$4,710

Pro forma basic net income per common share	$0.04	$0.01	$0.13	$0.11
Weighted average common shares outstanding	44,163	43,471	43,575	44,188

Pro forma diluted net income per common share	$0.04	$0.01	$0.12	$0.10
Weighted average common and common equivalent shares outstanding	46,864	47,353	47,073	48,457

(1)	Potentially diluted shares were excluded from the diluted loss per share calculation for the quarters ended December 30, 2005, and December 31, 2004 and the year ended December 31, 2004 as their effects would have been anti-dilutive to the loss incurred by the Company.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, non-cash compensation and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’ overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,103	$38,890
Marketable investments	9,902	—
Restricted cash	3,657	—
Accounts receivable and unbilled revenue, net	41,928	28,883
Prepaid expenses and other current assets	3,273	3,459

Total current assets	76,863	71,232

Marketable investments	—	9,902
Restricted cash	600	3,000
Property and equipment, net	6,304	7,568
Other assets	6,422	3,245
Goodwill, net	61,371	33,786

Total assets	$151,560	$128,733

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,954	$3,462
Accrued expenses and other liabilities	39,577	17,910

Total current liabilities	47,531	21,372
Accrued expenses and other liabilities, non-current	3,363	7,507

Total liabilities	50,894	28,879

Shareholders’ equity	100,666	99,854

Total liabilities and shareholders’ equity	$151,560	$128,733

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

Revenue Breakdown by Group:

	2005		2004
(in thousands)	Q4	Q3	Q4
The Hackett Group
Benchmarking and Membership Advisory Programs	$7,012	$7,168	$5,852
Transformation Advisory	11,088	9,161	8,240
REL Consultancy Group	2,532	—	—

Total The Hackett Group	20,632	16,329	14,092

Best Practice Solutions
Business Applications	13,702	13,555	12,327
Business Intelligence	10,407	10,121	7,259

Total Best Practice Solutions	24,109	23,676	19,586

Total revenues	$44,741	$40,005	$33,678

Revenue Concentration (excluding REL Consultancy Group Limited):
(% of total revenues)
Top customer	7%	6%	5%
Top 5 customers	20%	20%	23%
Top 10 customers	30%	33%	36%
Key Metrics and Other Financial Data (excluding REL Consultancy Group Limited):
Consultant utilization rate	69%	67%	61%
Gross billing rate per hour	$191	$194	$181
Net billing rate per hour	$170	$175	$163
Consultant headcount	620	601	550
Total headcount	798	780	717
Days sales outstanding (DSO)	73	86	76
Cash provided by (used in) operating activities (in thousands)	$10,142	$(1,363)	$4,283
Depreciation and amortization (in thousands)	$1,054	$1,138	$1,467
Share Repurchase Program:
Shares purchased since inception (in thousands)	6,534	6,534	5,527
Cost of shares repurchased since inception (in thousands)	$22,119	$22,119	$18,178
Average per share cost of shares purchased since inception	$3.39	$3.39	$3.29
Remaining authorization (in thousands)	$7,881	$7,881	$6,822